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                            BOK FINANCIAL CORPORATION

                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                              BANKING SUBSIDIARIES
                              --------------------
                     Bank of Oklahoma, National Association
                     Bank of Arkansas, National Association
                       Bank of Texas, National Association
                    Bank of Albuquerque, National Association

                 OTHER SUBSIDIARIES OF BOK FINANCIAL CORPORATION
                 -----------------------------------------------
                                   BOSC, Inc.
                        BOK Capital Services Corporation
             KCI Leasing Partners I, an Oklahoma Limited Partnership
            KCI Leasing Partners II, an Oklahoma Limited Partnership
            KCI Leasing Partners III, an Oklahoma Limited Partnership
            KCI Leasing Partners IV, an Oklahoma Limited Partnership
                          Park Cities Bancshares, Inc.
                             Park Cities Corporation
             Sabre 1996 Partnership, an Oklahoma Limited Partnership

                     SUBSIDIARIES OF BANK OF OKLAHOMA, N.A.
                     --------------------------------------
                          Affiliated BancServices, Inc.
                      Affiliated Financial Holding Company
                   Affiliated Financial Insurance Agency, Inc.
                   Affiliated Financial Life Insurance Company
                      BancOklahoma Agri-Service Corporation
                        BancOklahoma Mortgage Corporation
                               BOK Delaware, Inc.
                              BOK Real Estate Trust
                              CVV Management, Inc.
                CVV Partnership, an Oklahoma General Partnership
                        Cottonwood Valley Ventures, Inc.
                            Investment Concepts, Inc.
                           Pacesetter Leasing Company
                             Southwest Trust Company
                           Steven L. Smith Corporation
                               115 E. Fifth Corp.

                       SUBSIDIARIES OF BANK OF TEXAS, N.A.
                       -----------------------------------
                Bank of Texas Trust Company, National Association

    All subsidiaries are incorporated in Oklahoma, with the exception of Bank of Oklahoma, National Association, Bank of Arkansas, National Association, Bank of Texas, National Association, Bank of Texas Trust Company, National Association, and Bank of Albuquerque, National Association, which are chartered by the United States of America; Affiliated Financial
Life Insurance Company,which is incorporated in Arizona; Park Cities Bancshares,
        Inc. and BOK Real Estate Trust which are incorporated in Texas;
             BOK Delaware, Inc., which is incorporated in Delaware;
                     and Park Cities Corporation, which is
                            incorporated in Nevada.